SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2022

WATTS WATER TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-11499	04-2916536
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

815 Chestnut Street, North Andover, Massachusetts 01845

(Address of Principal Executive Offices) (Zip Code)

(978) 688-1811

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.10 per share	WTS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 19, 2022, Watts Water Technologies, Inc. (the “Company”) announced the appointment of Andre Dhawan as the Company’s Chief Operating Officer effective upon the commencement of his employment with the Company on August 15, 2022.

In connection with Mr. Dhawan joining the Company, Munish Nanda will step down as President of the Americas & Europe effective as of August 15, 2022 and thereafter will provide transition and advisory services until his planned retirement from the Company in May 2023.

Mr. Dhawan, age 59, previously served as President, Americas from July 2020 to July 2022 and President, EMEA & APAC from July 2015 to July 2020 for Gilbarco Veeder-Root, a subsidiary of Vontier Corporation and formerly a subsidiary of Danaher Corporation. Gilbarco Veeder-Root is a global manufacturer of fueling and convenience store equipment and technology. Mr Dhawan also served as President, EMEA for Xylem Inc. from 2013 to 2014 following its spin-off from ITT Corporation. Xylem is a global designer, manufacturer and equipment and service provider for water and wastewater applications. From 1998 to 2012, Mr. Dhawan served in a number of progressively more senior leadership positions with ITT Corporation. ITT Corporation was a global multi-industry engineering and manufacturing company focused on global defense and security, water and fluids management, and motion and flow control solutions.

Mr. Dhawan’s initial annual base salary will be $550,000. Mr. Dhawan will participate in the Company’s Executive Incentive Bonus Plan with a target bonus percentage equal to 65% of his base salary. For 2022, Mr. Dhawan will receive a prorated bonus based on the number of days he was employed by the Company during the year. Mr. Dhawan will also receive a cash bonus in the amount of $175,000 that will be paid by March 15, 2023 and is intended to replace the prorated amount of Mr. Dhawan’s 2022 bonus that he would have been eligible to receive from his current employer. The Company has agreed to pay customary, out-of-pocket expenses incurred by Mr. Dhawan in connection with his relocation to the North Andover, Massachusetts area. Mr. Dhawan will be added as a participant under the Executive Severance Plan, the 2004 Stock Incentive Plan and Management Stock Purchase Plan and be eligible to participate in customary benefit plans, including medical insurance plans, life insurance plan and retirement savings plan, and he will be entitled to an annual Company-paid executive physical examination. The Company will also provide Mr. Dhawan with a $14,000 annual car allowance and an annual executive financial planning allowance of up to $13,825.

In connection with his hiring, Mr. Dhawan will be granted a deferred stock award with a value of $1,050,000, which will vest 15% on December 30, 2022, 40% on February 28, 2023, 30% on February 28, 2024, and 15% on February 28, 2025. These grants are intended to replace the value of unvested equity grants from Mr. Dhawan’s prior employer that he forfeited in order to join us.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 19, 2022	WATTS WATER TECHNOLOGIES, INC.

	By:	/s/ Kenneth R. Lepage
Kenneth R. Lepage
General Counsel, Chief Sustainability Officer & Secretary